UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2015 (May 22, 2015)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 22, 2015, the Board of Directors (the “Board”) of Bob Evans Farms, Inc. (the “Company”) approved the extension of the period by which stockholders of the Company can submit a notice to the Company of a nomination of one or more persons for election as directors at the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”). The period has been extended from May 22, 2015 to June 12, 2015. Any notice of a nomination by a stockholder received by the Company on or before June 12, 2015 will be timely, subject in all respects to the other conditions, qualifications and requirements set forth in the Amended and Restated By-Laws of the Company (“By-laws”), and without limiting the effect of the By-laws in the event that the date of the 2015 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary date of the 2014 Annual Meeting. The extension of the advance notice deadline is applicable only for the 2015 Annual Meeting.

The foregoing summary is not complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Company’s By-laws.

Item 8.01. Other Events.

The Company has retained CBRE Group, Inc. to assist the Company in pursuing one or more sale and lease-back transactions for the Company’s New Albany, Ohio, headquarters facility, and for its’ BEF Foods, Inc.’s Lima, Ohio, and Sulphur Springs, Texas, manufacturing facilities. The Company expects to use the net proceeds from the completion of these transactions to manage leverage under its credit facility, and as a result to indirectly fund the repurchase of shares of the Company’s stock as permitted under the credit agreement. Any sale and lease-back transaction will be subject to Board approval and the normal conditions and covenants for closing such a transaction.

The Company also indicated that pursuant to the previously announced Board authorization to purchase up to $150.0 million of Company stock, that the Company has pursuant to a 10b5-1 program entered into on April 2, 2015, begun purchasing up to $50.0 million of shares on May 1, 2015, and expects to complete this program by June 1, 2015. As previously announced, the Company intends to continue to repurchase its outstanding common stock pursuant to plans approved from time to time by the Board under SEC Rules 10b-18 and 10b5-1, and in the open market or through privately negotiated transactions. The ability to repurchase stock and complete the repurchase program is dependent upon our having available funds and complying with the financial covenants and other restrictions contained in our Credit Agreement and the repurchase authorization.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release from Bob Evans Farms, Inc. dated May 28, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 28, 2015

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, Assoc. General
Counsel and Asst. Corporate Secretary